Exhibit 10.28

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com

August 2, 2010

Mallinckrodt Inc.

675 McDonnell Blvd.

Hazelwood, MO 63042

Attn: President, Mallinckrodt Imaging Solutions

Re: Amendment No. 1 to Manufacturing and Supply Agreement

Ladies and Gentlemen:

Reference is made to a Manufacturing and Supply Agreement dated as of April 6, 2009 (the “Agreement”) between Mallinckrodt Inc. and Lantheus Medical Imaging, Inc. Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

The Parties recognize and agree that the initial demand for Drug Product is different from that initially contemplated by the Parties when the Agreement was first negotiated and consummated.

IN CONSIDERATION of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree to enter into this Amendment No. 1 to the Agreement (the “Amendment”) as follows:

1. Amendments.

1.1. Section 2.1(a) of the Agreement is hereby amended by deleting in its entirety said Section 2.1(a) and replacing therewith the following:

(a)      COV (or any appropriately licensed and qualified Affiliates, approved in advance by writing by LMI, such approval not to be unreasonably withheld or delayed) shall manufacture, sell and deliver to LMI, and LMI shall purchase from COV, either Drug Substance or the Product on the terms and conditions and in the quantities set forth in this Agreement.

1.2. Section 2.1 (b) of the Agreement is hereby amended by deleting in its entirety said Section 2.1(b) and replacing therewith the following:

(b)      Subject to the provisions of Section 2.4 below, LMI will purchase either Drug Substance or Product from COV during the Term.

1.3. The first sentence of Section 2.4 is hereby amended by deleting in its entirety said first sentence and replacing therewith the following:

COV will manufacture and supply Drug Substance, Product and Ligand Excipient to LMI, and LMI will purchase either Drug Substance or Product from COV, in accordance with the schedule attached hereto as Exhibit 2.4.

1.4. Section 2.4(c) of the Agreement is hereby amended by deleting in its entirety said Section 2.4(c) and replacing therewith the following:

(c) Minimum Purchase Requirement. Notwithstanding anything to the contrary set forth in this Agreement, each forecast and purchase order submitted by LMI must not be less than the minimum volumes of Drug Substance as shown for each Calendar Quarter under the column headed “Minimum Volumes” on Exhibit 2.4 to this Agreement; provided, however, that from and after August 2, 2010,) each forecast and purchase order submitted by LMT shall be, at LMI’s sole discretion, exclusively for Drug Substance, so long as each forecast and purchase order for such Drug Substance is not less than such Minimum Volumes for each Calendar Quarter set forth on such Exhibit 2.4. COV will use commercially reasonable efforts to accommodate any increase in quantities of Drug Substance or Product ordered by LMI; provided, however, that LMI will communicate any such increased orders to COV not less than six (6) months prior to the Calendar Quarter in which delivery of such additional Drug Substance or Product is requested.

3. Effective Date. The effective date of this Amendment is August 1, 2010.

4. Waiver. Each party hereby waives any non-compliance with the terms and provisions of the Agreement as in effect immediately prior to the amendments contemplated by this Amendment.

5. General. Except as specifically amended hereby, the Agreement remains in full force and effect and otherwise unamended hereby. This Amendment constitutes a final written expression of the terms hereof and is a complete and exclusive statement of those terms. This Amendment shall be exclusively interpreted in accordance with and governed by the of New York, without regard to the conflicts of laws rules thereof.

If the foregoing is in accordance with your understanding of our agreement, please sign this Amendment in the place indicated below.

Thank you.

Sincerely,

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ William C. Dawes, Jr. 8-6-10
Name and Title: V.P. Mfg & Supply Chain

Acknowledged and agreed:

MALLINCKRODT INC.

By:	[ILLEGIBLE]
Name and Title: Director External Mfg.

Copy: Mallinckrodt Inc.

675 McDonnell Blvd.

Hazelwood, MO 63042

Attn: Mallinckrodt Imaging Solutions, Vice President/Chief Corporate Counsel